EXHIBIT 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF MARCH 31, 2014 AND DECEMBER 31, 2013 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(UNAUDITED)

TABLE OF CONTENTS

Page
Number
Financial Statements:

Statement of Income for the three months ended March 31, 2014 and 2013	3

Balance Sheet as of March 31, 2014 and December 31, 2013	4

Statement of Cash Flows for the three months ended March 31, 2014 and 2013	6

Statement of Changes in Shareholder’s Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Operating Revenues	$43,108	$30,244

Operating Expenses
Operation
Natural gas purchased	23,504	15,102
Operation and maintenance	6,828	4,038
Depreciation and amortization	2,452	1,738
Taxes - other than income taxes	742	723
Total Operating Expenses	33,526	21,601
Operating Income	9,582	8,643

Other Income and (Deductions), net	(53)	218

Interest Charges, net
Interest on long-term debt	871	699
Other interest, net	2	4
	873	703
Amortization of debt expense and redemption premiums	29	29
Total Interest Charges, net	902	732

Income Before Income Taxes	8,627	8,129

Income Taxes	3,399	3,177

Net Income	$5,228	$4,952

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)

	Three Months Ended
	March 31,
	2014	2013

Net Income	$5,228	$4,952
Other Comprehensive Income (Loss)	4	(2)
Comprehensive Income	$5,232	$4,950

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2014	2013
Current Assets
Unrestricted cash and temporary cash investments	$12,186	$6,890
Accounts receivable less allowance of $2,444 and $1,058, respectively	15,807	7,561
Unbilled revenues	5,163	6,254
Current regulatory assets	4,444	9,563
Natural gas in storage, at average cost	1,136	3,457
Materials and supplies, at average cost	702	691
Prepayments	149	220
Other	1,590	1,591
Total Current Assets	41,177	36,227

Other Investments	1,135	1,166

Net Property, Plant and Equipment	123,745	124,329

Regulatory Assets	37,332	35,666

Deferred Charges and Other Assets
Unamortized debt issuance expenses	951	803
Goodwill	51,933	51,933
Other	280	90
Total Deferred Charges and Other Assets	53,164	52,826

Total Assets	$256,553	$250,214

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2014	2013
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	10,579	5,766
Accrued liabilities	1,689	6,253
Current portion of derivative liabilities	200	-
Deferred income taxes	1,466	3,534
Interest accrued	629	871
Taxes accrued	6,816	4,020
Total Current Liabilities	23,772	22,837

Deferred Income Taxes	25,325	25,685

Regulatory Liabilities	27,788	28,084

Other Noncurrent Liabilities
Pension accrued	5,394	4,759
Environmental remediation costs	4,050	4,050
Other	9,334	6,307
Total Other Noncurrent Liabilities	18,778	15,116

Commitments and Contingencies

Capitalization
Long-term debt	47,855	48,089

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	6,948	4,320
Accumulated other comprehensive loss	(8)	(12)
Net Common Stock Equity	113,035	110,403

Total Capitalization	160,890	158,492

Total Liabilities and Capitalization	$256,553	$250,214

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash Flows From Operating Activities
Net income	$5,228	$4,952
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,481	1,768
Deferred income taxes	-	(1,621)
Pension expense	275	477
Regulatory activity, net	(306)	4,435
Other non-cash items, net	364	(288)
Changes in:
Accounts receivable, net	(8,583)	(3,518)
Unbilled revenues	891	63
Prepayments	1,862	218
Natural gas in storage	2,321	2,452
Accounts payable	5,633	(2,821)
Interest accrued	(280)	(444)
Taxes accrued/refundable, net	2,796	4,770
Accrued liabilities	(4,564)	(1,021)
Accrued pension	2,181	(455)
Other assets	(1,970)	838
Other liabilities	1,245	(16)
Total Adjustments	4,346	4,837
Net Cash provided by Operating Activities	9,574	9,789

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(1,682)	(886)
Other	-	2
Net Cash (used in) Investing Activities	(1,682)	(884)

Cash Flows from Financing Activities
Payment of common stock dividend	(2,600)	(2,100)
Intercompany payable	-	(5,000)
Other	4	-
Net Cash provided by Financing Activities	(2,596)	(7,100)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	5,296	1,805
Balance at beginning of period	6,890	2,032
Balance at end of period	$12,186	$3,837

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$23	$252

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2014
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2013	100	$-	$106,095	$4,320	$(12)	$110,403

Net income				5,228		5,228
Other comprehensive income, net of deferred income taxes					4	4
Payment of common stock dividend				(2,600)		(2,600)
Balance as of March 31, 2014	100	$-	$106,095	$6,948	$(8)	$113,035

The accompanying Notes to Financial Statements
are an integral part of the financial statements.